Exhibit 10.10

EXPENSE REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

This Expense Reimbursement and Indemnification Agreement (this “Agreement”), dated as of July 24, 2024, is entered into by and among Lineage Logistics Holdings, LLC, a Delaware limited liability company (“Lineage”), on the one hand, and BG Lineage Holdings, LLC, a Delaware limited liability company (“BGLH”), BG Lineage Holdings LHR, LLC, a Delaware limited liability company (“LHR”), and Bay Grove Management Company, LLC, a Delaware limited liability company (“BGMC” and, together with BGLH and LHR, the “BG Parties”), on the other. Lineage, BGLH, LHR and BGMC are each referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, in connection with and as a condition to consummating the initial public offering of Lineage, Inc. (“Lineage REIT”), the Parties have agreed that Lineage will assume the obligations set forth in this Agreement for the benefit of the BG Persons (as defined below) and the BG Indemnitees (as defined below) in relation to Lineage REIT and any of its direct and indirect subsidiaries (each, a “Lineage Entity” and collectively, the “Lineage Entities”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the Parties hereto agree as follows:

Section 1. Reimbursement of Lineage Expenses.

(a) As between Lineage, on the one hand, and any BG Person on the other hand, Lineage shall be solely responsible for and shall bear all Lineage Expenses. Lineage shall promptly upon the written request of any BG Person, reimburse the BG Persons for, pay directly on a BG Person’s behalf, or advance to a BG Person the amounts necessary to pay, all Lineage Expenses. Certain BG Persons have other obligations as among them in respect of Lineage Expenses, which obligations, solely as among the BG Persons, are not altered by this Agreement; however, if any BG Person bears Lineage Expenses on behalf of, for the benefit of or incurred by any other BG Person, Lineage shall in any event remain responsible for all such Lineage Expenses borne by any BG Person, and Lineage shall reimburse the applicable BG Person that has actually paid or borne such Lineage Expenses.

(b) For purposes of this Agreement:

(i) “Affiliate” of any person or entity means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person or entity. A person or entity shall be deemed to control another person or entity if such first person or entity possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person or entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, none of BGLH, LHR or any Lineage Entity shall be deemed an Affiliate of any Bay Grove Person or of any Bay Grove Person’s Affiliates, or vice versa.

(ii) “Bay Grove Expenses” means the costs and expenses incurred by BGMC and its Affiliates in providing for their normal operating overhead, such as salaries and bonuses of their employees, and rent and other expenses incurred by BGMC and its Affiliates in maintaining their places of business, but not including costs, fees, expenses and liabilities that in the good faith judgment of BGMC are attributable to the operation or activities of BGLH or any Lineage Entity or are incurred by or arise out of the operation and activities of or otherwise are related to BGLH or any Lineage Entity (including those incurred by any BG Persons on behalf of or allocable to BGLH, LHR or any Lineage Entity).

(iii) “Bay Grove Persons” means BGMC, each entity within the Bay Grove brand, any of the ultimate owners of Bay Grove Capital Group, LLC, and each other Affiliate of any of the foregoing (but excluding BGLH, LHR, Lineage REIT and Lineage REIT’s direct and indirect subsidiaries).

(iv) “BG Persons” means each BG Party, each Bay Grove Person and each other Affiliate of any of the foregoing (but excluding Lineage REIT and its direct and indirect subsidiaries). For the avoidance of doubt, BG Persons do not include the members of BGLH that are not Bay Grove Persons.

(v) “LHR Indemnified Taxes” means any taxes, fees or similar charges incurred by LHR, including any taxes, fees or similar charges incurred as a result of payments made hereunder.

(vi) “Lineage Expenses” means:

(A) All obligations, costs, fees, expenses and liabilities of any kind whatsoever that are incurred or paid by BGLH or LHR to any person or entity at any time (whether incurred and/or paid prior to, on or at any time after the date of this Agreement, and including any LHR Indemnified Taxes), other than Excluded Taxes (as defined below) of BGLH and obligations of BGLH to make distributions to its members (including redemption distributions, where applicable) from the assets of BGLH; and

(B) All obligations, costs, fees, expenses and liabilities of any kind whatsoever that are incurred or paid by any Bay Grove Person at any time (whether incurred and/or paid prior to, on or at any time after the date of this Agreement) in connection with or in any way relating to (1) any Lineage Entity, (2) BGLH or LHR, (3) any BG Person’s provision of any services to any Lineage Entity or to BGLH or LHR, (4) the conduct of business by any Lineage Entity or by BGLH or LHR, (5) the initial public offering of Lineage REIT or any subsequent offering of interests in Lineage REIT or in any other Lineage Entity, (6) any restructuring transactions relating to any Lineage Entity or to BGLH or LHR in contemplation of, or in order to effect, the initial public offering of Lineage REIT or any subsequent offering of interests in Lineage REIT or in any other Lineage Entity, (7) the creation and maintenance of LHR and the maintenance of BGLH, and any taxes imposed on BGLH or LHR, (8) any settlement, sale, distribution or other disposition of any interests in BGLH, LHR or any Lineage Entity, or (9) any dissolution, winding up, termination or post-termination liability in respect of BGLH, LHR or any Lineage Entity; in case of each of the foregoing clauses (1) through (9), other than obligations, costs, fees, expenses and liabilities that are (I) Bay Grove Expenses, (II) separately reimbursed or covered pursuant to the Transition Services Agreement between Lineage and BGMC, dated as of July 24, 2024 (the “TSA”), (III) Excluded Taxes, or (IV) the result of any act, alleged act, omission or alleged omission that constitutes actual fraud, gross negligence or willful misconduct of a Bay Grove Person, as determined by a final, non-appealable determination of a court of competent jurisdiction.

(c) All reimbursements for, payments of, or advances for Lineage Expenses shall be made promptly upon presentation by any BG Person to Lineage of an invoice in connection therewith.

(d) No BG Person is obligated to make any advance to, or for the account of, any Lineage Entity, nor to pay any sums to any person or entity other than from amounts provided by a Lineage Entity.

(e) No BG Person is obligated to incur any liability or obligation for the account of any Lineage Entity without the assurance that the necessary funds for the discharge of the liability or obligation will be provided by a Lineage Entity.

Section 2. Indemnification of BG Persons.

(a) Lineage agrees to indemnify, defend, exonerate and hold harmless, to the fullest extent permitted by applicable law, (1) each BG Person and (2) each Bay Grove Person’s respective former, current or future partners, members, stockholders, Affiliates, associates, officers, directors, employees, controlling persons, agents or representatives, or any former, current or future partners, members, stockholders, Affiliates, associates, officers, directors, employees, controlling persons, agents or representatives of the foregoing (together with the BG Persons, the “BG Indemnitees”) from and against any and all actions, causes of action, suits, proceedings, claims or threatened claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable and documented attorneys’, accountants’ and consultants’ fees, expenses and disbursements), but excluding any Excluded Taxes, incurred by the BG Indemnitees or any of them before, on or after the date of this Agreement, arising out of, incurred in connection with or as a result of, or in any way relating to, (i) this Agreement, any transaction to which Lineage REIT, any of its direct or indirect subsidiaries, BGLH or LHR is a party or any other circumstances with respect to Lineage REIT, any of its direct or indirect subsidiaries, BGLH, LHR or the conduct of the business of Lineage REIT, any of its direct or indirect subsidiaries, BGLH or LHR, (ii) any Lineage Expenses or any matter that gives rise to any obligations, costs, fees, expenses or liabilities of any kind that would constitute Lineage Expenses, or (iii) the exercise, enforcement or preservation of any rights or remedies under this Agreement (collectively, the “Indemnified Liabilities”); provided that the foregoing indemnification rights will not be available to the extent that a court of competent jurisdiction determines by final non-appealable judgment or order that such Indemnified Liabilities arose on account of such BG Indemnitee’s actual fraud, gross negligence or willful misconduct; and

provided, further, that if and to the extent that the foregoing right to indemnification may be unavailable or unenforceable for any reason (other than the actual fraud, gross negligence or willful misconduct of the applicable BG Indemnitee), Lineage hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Lineage shall be obligated to pay in cash promptly, and in any event within fifteen (15) days, all expenses and other costs incident to any actual or threatened claim, lawsuit or other proceeding, including those incurred in defending any civil or criminal action arising out of or relating to any event or circumstance to which this Section 2 shall apply, upon receipt of an undertaking by or on behalf of the applicable BG Indemnitee to repay such amount if it be later determined in accordance with this Section 2 that such BG Indemnitee was not entitled to indemnification (whether hereunder or otherwise).

(b) Lineage will reimburse each BG Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the BG Indemnitee would be entitled to indemnification under the terms of Section 2(a), or any action or proceeding arising therefrom, whether or not such BG Indemnitee is a formal party thereto. Lineage agrees that it will not, without the prior written consent of the BG Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any BG Indemnitee is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the BG Indemnitee from all liability, without future obligation or prohibition on the part of the BG Indemnitee, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the BG Indemnitee.

(c) Notwithstanding the foregoing, Lineage shall not be liable to any BG Indemnitee in respect of any Indemnified Liabilities (or any related costs and expenses) to a BG Indemnitee to the extent the same is determined, in a final non-appealable judgment by a court having jurisdiction, to have resulted from the actual fraud, gross negligence or willful misconduct of such BG Indemnitee. An adverse judgment or plea of nolo contendere shall not, of itself, create a presumption that any BG Indemnitee committed actual fraud, gross negligence or willful misconduct.

(d) The rights of any BG Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such BG Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. Lineage hereby acknowledges that each BG Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more persons or entities with whom or which such BG Indemnitee may be associated (including, without limitation, any other BG Indemnitee). Lineage hereby acknowledges and agrees that (i) Lineage shall be the indemnitor of first resort with respect to any Indemnified Liability, (ii) Lineage shall be primarily liable for all Indemnified Liabilities and any indemnification afforded to any BG Indemnitee in respect of any Indemnified Liabilities, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other person or entity with whom or which any BG Indemnitee may be associated (including, without limitation, or any BG Indemnitee) to indemnify such BG Indemnitee and/or advance expenses to such BG Indemnitee in respect of any proceeding shall be secondary to the obligations of Lineage hereunder, (iv) Lineage shall be required to indemnify each BG Indemnitee and advance expenses to each BG Indemnitee hereunder to the fullest extent provided herein without regard to any rights such BG Indemnitee may have against any other person or entity with whom or which such BG Indemnitee may be associated (including, without limitation, any other BG Indemnitee) or insurer of any such person or entity and (v) Lineage (on behalf of itself and its insurers) irrevocably waives, relinquishes and releases any other person or entity with whom or which any BG Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by Lineage hereunder. In the event any other person or entity with whom or which any BG Indemnitee may be associated (including, without limitation, any other BG Indemnitee) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnified Liability owed by Lineage or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against Lineage or its insurer or insurers for all amounts so paid which would otherwise be payable by Lineage or its insurer or insurers under this Agreement. In no event will payment of an Indemnified Liability under this Agreement by any other person or entity with whom or which any BG Indemnitee may be associated (including, without limitation, other BG Indemnitees) or their insurers affect the obligations of Lineage hereunder or shift primary liability for any Indemnified Liability to any other person or entity with whom or which such BG Indemnitee may be associated (including, without limitation, any other BG Indemnitee).

(e) The indemnity rights provided to the BG Indemnitees under this Agreement are cumulative with, and do not supersede any other indemnification rights such BG Indemnitees would have at common law or under any other agreement or arrangement and shall remain in full force and effect following any termination of this Agreement.

(f) If for any reason (other than the actual fraud, gross negligence or willful misconduct of a BG Indemnitee referred to above) the foregoing indemnification is unavailable to any BG Indemnitee or insufficient to hold it harmless as and to the extent contemplated by Section 2(a), then Lineage shall make the maximum contribution to the payment and satisfaction of each of the liabilities of each BG Indemnitee which is permissible under applicable law.

Section 3. Term and Termination.

(a) Term. This Agreement will be effective from the date hereof and will terminate on the date on which this Agreement is terminated pursuant to Section 3(b). The first date on which this Agreement has been terminated is referred to herein as the “Termination Date.”

(b) Termination of Agreement. This Agreement may be terminated at any time only by the mutual written consent of each BG Party and Lineage.

(c) Effect of Termination. Upon the Termination Date, all rights and obligations of each of Lineage and the BG Persons shall immediately cease and terminate, and no Party shall have any further obligation to the other Party with respect to this Agreement, except that (i) the rights and obligations in Section 2 of this Agreement shall survive termination of this Agreement with respect to matters arising before or after such termination without regard to the termination of this Agreement; and (ii) the termination of this Agreement will not relieve any Party from liability for any breach of this Agreement at or prior to such termination.

Section 4. Taxes. Any and all payments required to be made to any BG Person or any BG Indemnitee (each, a “Recipient”) hereunder shall be made free and clear of, and without deduction for, any federal, state, local, foreign or other taxes, duties and assessments in the nature of a tax imposed by a governmental entity or tax authority (“Taxes”), other than any (A) Taxes imposed with respect to the Recipient’s net income or branch profits (x) in any jurisdiction in which the Recipient is organized or in which its principal office is located, or (y) as a result of any other present or former connection between the Recipient and the jurisdiction imposing such Taxes, (B) property taxes and (C) employment/social security taxes (such Taxes described in clauses (A) through (C), collectively, “Excluded Taxes”); provided, however, that, if Lineage shall be required by applicable law to deduct any Taxes from any payment hereunder, (i) to the extent such Taxes are not Excluded Taxes, such payment shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional amounts payable under this Section 4), the Recipient receives payments equal to the amount it would have received had no such deductions been made, (ii) Lineage shall make such deductions and (iii) Lineage shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law. Each Recipient shall provide to Lineage an IRS Form W-9 or applicable IRS Form W-8 prior to or simultaneously with any payments to be made hereunder and at such other times reasonably requested by Lineage.

Section 5. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, or consent to any departure by either Party from any such provision, shall be effective unless the same shall be in writing and signed by each Party to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any Party of any breach of this Agreement shall not operate as or be construed to be a waiver by such Party of any subsequent breach.

Section 6. Assignment; Third-Party Beneficiaries. This Agreement and the rights of the Parties hereunder may not be assigned without the prior written consent of each of the Parties hereto. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the Parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The Parties acknowledge and agree that each of the BG Persons and BG Indemnitees shall be third-party beneficiaries of this Agreement, in each case entitled to enforce this Agreement as though each such BG Person and BG Indemnitee were a party to this Agreement.

Section 7. Notices. Any and all notices hereunder shall be deemed duly given when delivered by registered or certified mail (postage prepaid), email, overnight courier or hand delivery to the Parties at the following addresses (or such different addresses as are specified by a Party for itself by notice to the other Party in accordance with this Section 7):

If to BGMC:	Bay Grove Management Company, LLC
801 Montgomery Street, Floor 5
San Francisco, California 94133
Attention: Legal Department
Email: notices@bay-grove.com

If to BGLH or LHR:	BG Lineage Holdings, LLC
c/o Bay Grove Management Company, LLC 801 Montgomery Street, Floor 5
San Francisco, California 94133
Attention: Legal Department
Email: notices@bay-grove.com

If to Lineage:	Lineage Logistics Holdings, LLC
46500 Humboldt Drive
Novi, Michigan 48377
Attention: Legal Department
Email: legalnotice@onelineage.com

Section 8. Entire Agreement. This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings among the Parties relating hereto, but expressly excluding the TSA, which shall remain in full force and effect in its entirety in accordance with its terms.

Section 9. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law(a) . This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b) Consent to Jurisdiction(b) . Each of the Parties hereto consents to the exclusive jurisdiction of any state or federal court located within the State of New York and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in such courts. Each of the Parties hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final and nonappealable judgment rendered thereby in connection with this Agreement. Each of the Parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof via overnight courier, to such Party at the address specified in this Agreement, such service to become effective fourteen calendar days after such mailing. Nothing herein shall in any way be deemed to limit the ability of any Party hereto to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over or to bring actions, suits or proceedings against the other Party hereto in such other jurisdictions, and in such manner, as may be permitted by any applicable law.

(c) Waiver of Jury Trial(c) . The Parties hereto waive all rights to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

Section 10. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, and by different Parties on separate counterparts. Each set of counterparts showing execution by all Parties shall be deemed an original, and shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11. Severability. If any provision or provisions of this Agreement shall be held to be invalid or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first referenced above as set forth below.

BAY GROVE MANAGEMENT COMPANY, LLC

By:	/s/ Adam Forste
Name:	Adam Forste
Title:	Authorized Person

BG LINEAGE HOLDINGS, LLC

By:	Bay Grove Management Company, LLC,
its Manager

By:	/s/ Adam Forste
Name:	Adam Forste
Title:	Authorized Person

BG LINEAGE HOLDINGS LHR, LLC

By:	BG Lineage Holdings, LLC,
its Managing Member

By:	Bay Grove Management Company, LLC,
its Manager

By:	/s/ Adam Forste
Name:	Adam Forste
Title:	Authorized Person

LINEAGE LOGISTICS HOLDINGS, LLC

By:	Lineage OP, LP
Its:	Managing Member

By:	Lineage, Inc.
Its:	General Partner

By:	/s/ Adam Forste
Name:	Adam Forste
Title:	Authorized Person

Signature Page to Expense Reimbursement and Indemnification Agreement